                          FORM 10-K DECEMBER 31, 1996

                                                    COMMISSION FILE NO. 1-8491

                                                                    EXHIBIT 11

                     HECLA MINING COMPANY AND SUBSIDIARIES

      CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

             For the Years Ended December 31, 1996, 1995 and 1994

                                                            Year Ended December 31,
                                                     ------------------------------------
                                                        1996         1995         1994
                                                     ----------   ----------   ----------
Shares of common stock issued at
  beginning of period                                48,317,324   48,144,274   40,320,761

  The incremental effect of the issuance of
    new shares for cash, net of issuance costs        2,875,000          - -    3,450,000

  The incremental effect of the issuance
    of new shares under Stock Option and
    Employee Stock Ownership Plans                        3,230      110,263      235,571
                                                     ----------   ----------   ----------

                                                     51,195,554   48,254,537   44,006,332

  Less:
    Weighted average treasury shares held                62,075       62,291       62,276
                                                     ----------   ----------   ----------

Weighted average number of common shares
  outstanding during the period                      51,133,479   48,192,246   43,944,056

                                                     ==========   ==========   ==========